Exhibit 5



                               September 21, 2000

Board of Directors
MutualFirst Financial, Inc.
110 East Charles Street
Muncie, Indiana 22150-1808


Members of the Board of Directors:

         We have examined (i) the Registration Statement on Form S-4 (the "Registration Statement") filed by MutualFirst Financial, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the public offering prospectus (the "Prospectus") relating to the issuance by the Company of up to 2,677,256 shares of common stock, par value $.01 per share (the "Common Stock"), in the manner set forth in the Registration Statement and the Prospectus, (ii) the Company's Articles of Incorporation and Bylaws and (iii) records of the Company's corporate proceedings relative to the issuance of the Common Stock.

         In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by the Company. We have relied upon certificates and other written documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

         Based  upon  the  foregoing,   and  having  a  regard  for  such  legal
considerations as we deem relevant, we are of the opinion that the Common Stock will be, upon issuance as contemplated in the Registration Statement and the Prospectus, legally issued, fully paid and non-assessable.



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Board of Directors
MutualFirst Financial, Inc.
September 21, 2000
Page 2

         We consent to the use of this opinion, to the incorporation by reference of such opinion as an exhibit to the Registration Statement and to the reference to our firm and our opinion under the heading "Legal Matters" in the Registration Statement filed by the Company, and all amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                     Very truly yours,



                                     /s/ SILVER, FREEDMAN & TAFF, L.L.P.
                                     -----------------------------------
                                     SILVER, FREEDMAN & TAFF, L.L.P.